Exhibit 5.2

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
301 Hillsborough Street, Suite 1400 Raleigh, NC 27603 T 919.329.3800 F 919.329.3799 nelsonmullins.com

September 16, 2024

Altamira Therapeutics Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Re: Registration Statement on Form F-1 (File No. 333-281724)

Ladies and Gentlemen:

We have acted as special U.S. counsel to Altamira Therapeutics Ltd., an exempted company incorporated in Bermuda (the “Company”), in connection with the preparation and filing of a Registration Statement on Form F-1 (File No. 333-281724) (as amended, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of: (i) up to 5,952,380 (the “Shares”) of the Company’s common shares, par value $0.002 per share (the “Common Shares”), (ii) pre-funded warrants in lieu of the Shares to purchase up to 5,952,380 Common Shares (the “Pre-Funded Warrants”), accompanying Series A-1 warrants to purchase up to 5,952,380 Common Shares (the “Series A-1 Warrants”), and accompanying Series A-2 warrants to purchase up to 5,952,380 Common Shares (the “Series A-2 Warrants”). The Registration Statement also relates to the issuance by the Company of warrants issuable to the placement agent or its designees to purchase up to 386,904 Common Shares (the “Placement Agent Warrants” and together with the Pre-Funded Warrants, the Series A-1 Warrants and the Series A-2 Warrants, the “Warrants”), and an aggregate of up to 18,244,044 Common Shares issuable upon exercise of the Warrants (the “Warrant Shares”).

As special U.S. counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced securities, we have reviewed the Registration Statement, Prospectus and the respective exhibits thereto. We have also reviewed such certificates of officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) all assumptions set forth in a separate opinion delivered to the Company on the date hereof by Conyers Dill & Pearman Limited, special Bermuda counsel to the Company, including that the execution, delivery and performance by the Company of its obligations under the Warrants have been duly authorized by all necessary corporate action on the part of the Company.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Warrants, when duly issued and sold as set forth in the Registration Statement and Prospectus for the consideration described therein, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

California | colorado | district of columbia | florida | georgia | illinois | maryland | massachusetts | minnesota
new york | north carolina | ohio | pennsylvania | south carolina | tennessee | texas | virginia | west virginia

Altamira Therapeutics Ltd.
September 16, 2024

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. Our opinion expressed herein is limited to the federal laws of the United States and the laws of the State of New York. The opinions expressed herein are based upon the federal laws of the United States and the laws of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinion above is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, liquidated damages, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP